                                                          EXHIBIT 23.1





               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use in this registration statement of our report dated August 4, 1997 on the consolidated financial statements of Cornerstone Propane Partners, L.P., and to the use of our report dated August 4, 1997 on the consolidated financial statements of SYN Inc. included herein and to all references to our Firm included in this registration statement.

                                   /s/ Arthur Andersen LLP
                                   ---------------------------
                                   ARTHUR ANDERSEN LLP




Minneapolis, Minnesota,
     December 19, 1997